Exhibit 99.1

SailPoint Announces Fourth Quarter and Full Year 2017 Financial Results

•	Q4 total revenue of $67.8 million, up 53% year-over-year
•	2017 total revenue of $186.1 million, up 41% year-over-year

AUSTIN, February 21, 2018 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, today announced financial results for the fourth quarter and full year ending December 31, 2017.

“We are pleased to close our first quarter as a public company with very strong results across our key financial measures. Our 2017 total revenue grew 41% year-over-year, and we delivered positive cash flow,” said Mark McClain, SailPoint’s CEO and Co-founder. “Global organizations are increasingly turning to SailPoint’s market-leading identity governance solutions to enable and secure their digital identities by providing the visibility and control required to understand who has access to which applications and data, and whether that access is appropriate.”

“Eleven years ago, SailPoint released a governance-based solution to manage digital identities. This solution provided the ability to automate costly IT processes while improving security and compliance, and ultimately drove the creation of a new market category, identity governance,” added McClain. “Our initial public offering was a significant milestone for SailPoint, and a testament to the amazing work of the entire SailPoint team. The expanded resources and market awareness from our initial public offering put us in a stronger position to execute on our long-term goals as we continue delivering innovation across our identity platform to address the evolving security and compliance needs of global enterprises.”

Financial Highlights for Fourth Quarter 2017:

•	Revenue: Total revenue was $67.8 million, a 53% increase over Q4 2016. License revenue was $36.7 million, a 65% increase over Q4 2016. Subscription revenue was $21.2 million, a 51% increase over Q4 2016. Services and other revenue was $9.9 million, a 23% increase over Q4 2016.

•	Operating Income: Income from operations was $10.5 million, compared to $8.4 million in Q4 2016. Non-GAAP income from operations was $16.7 million, compared to $10.9 million in Q4 2016.

•	Net Income: Net income was $5.4 million, compared to $3.3 million in Q4 2016. Net income available to common shareholders per diluted share was $0.03, compared to net loss available to common shareholders per basic and diluted share of $(0.06) in Q4 2016. Non-GAAP net income was $13.1 million, compared to $7.9 million in Q4 2016. Non-GAAP net income per diluted share was $0.17, compared to $0.11 in Q4 2016.

•	Adjusted EBITDA: Adjusted EBITDA was $17.1 million, compared to $11.5 million in Q4 2016.

Financial Highlights for Full Year 2017:

•	Revenue: Total revenue was $186.1 million, a 41% increase year-over-year. License revenue was $79.2 million, a 46% increase year-over-year. Subscription revenue was $71.0 million, a 44% increase year-over-year. Services and other revenue was $35.8 million, a 25% increase year-over-year.

•	Operating Income: Income from operations was $9.9 million, compared to $2.7 million in 2016. Non-GAAP income from operations was $23.3 million, compared to $12.4 million in 2016.

•	Net Loss: Net loss was $(7.6) million, compared to net loss of $(3.2) million in 2016. Net loss available to common shareholders per basic and diluted share was $(0.55) compared to net loss available to common shareholders per basic and diluted share of $(0.58) in 2016. Non-GAAP net income was $10.2 million in 2017, compared to $4.8 million in 2016. Non-GAAP net income per diluted share was $0.13 in 2017, compared to $0.07 in 2016.

•	Adjusted EBITDA: Adjusted EBITDA was $25.5 million, compared to $15.1 million in 2016.

•	Balance Sheet and Cash Flow: As of December 31, 2017, cash and cash equivalents were $116 million. During 2017, we generated $21.9 million in cash from operations, compared to $6.5 million in 2016.

The tables at the end of this press release include reconciliation of GAAP to non-GAAP net income (loss), GAAP to non-GAAP income from operations, GAAP to non-GAAP weighted average shares outstanding and GAAP net income (loss) to adjusted EBITDA for the three and twelve months ended December 31, 2017 and 2016. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook:

For the first quarter of 2018, SailPoint expects:

•	Revenue in the range of $44 million to $45 million

•	Non-GAAP loss from operations in the range of $(0.5) million to $(1.5) million

•	Non-GAAP net loss per basic and diluted common share in the range of $(0.03) to $(0.04), based on estimated cash income tax payments of $0.4 million and 86.5 million basic and diluted common shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP net loss per basic and diluted common share exclude stock-based compensation expense and amortization of acquired intangibles.

For the full year 2018, SailPoint expects:

•	Revenue in the range of $220 million to $224 million

•	Non-GAAP income from operations in the range of $12 million to $14 million

•	Non-GAAP net income per diluted common share in the range of $0.04 to $0.06, based on estimated cash income tax payments of $1.8 million and 93 million diluted common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude stock-based compensation expense and amortization of acquired intangibles.

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause its actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense. SailPoint has not reconciled its expectations as to non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares are not available without unreasonable effort.

Conference Call and Webcast:

SailPoint will host a conference call today, February 21, 2018, at 5:00 p.m. Eastern Time to discuss its financial results. The dial-in number will be 877-407-0792 or 201-689-8263. A live webcast of the conference call will be available on SailPoint’s website at https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on March 7, 2018. The replay dial-in number will be 844-512-2921 or 412-317-6671, using the replay pin number: 13675283.

Non-GAAP Financial Measures:

In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), SailPoint uses certain non-GAAP financial measures to clarify and enhance SailPoint’s understanding of past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint monitors the non-GAAP financial measures described below, and SailPoint’s management believes they are helpful to investors because they provide an additional tool to use in evaluating SailPoint’s financial and business trends and operating results. In addition, SailPoint’s management uses these non-GAAP measures to compare SailPoint’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. In particular, SailPoint believes that non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income available to common shareholders per diluted share, and adjusted EBITDA, are important measures for evaluating SailPoint’s performance because it facilitates comparisons of SailPoint’s core operating results from period to period by removing, where applicable, the impact of SailPoint’s capital structure (net interest income or expense from SailPoint’s outstanding debt, as well as amortization of debt issuance costs and expenses related to call protection on early payment of debt), asset base (depreciation and amortization), income taxes, purchase accounting adjustments, acquisition and sponsor related costs and stock-based compensation.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently than we do. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income (loss) from operations. SailPoint believes that the use of non-GAAP income (loss) from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income (loss) from operations is calculated as income (loss) from operations on a GAAP basis excluding (i) stock-based compensation expense and (ii) amortization of acquired intangibles.

Non-GAAP net income (loss) and non-GAAP net income (loss) available to common shareholders per basic and diluted share. SailPoint believes that the use of non-GAAP net income (loss) and non-GAAP net income (loss) available to common shareholders per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense (ii) amortization of acquired intangibles and (iii) amortization of debt issuance costs, including loss on modification and partial extinguishment of debt (iv) expense related to call protection on early payment of debt and (v) income tax expense (benefit) and including (i) cash income taxes paid. SailPoint defines non-GAAP net income (loss) available to common shareholders per basic and diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares, which is calculated as if the conversion of our preferred stock, and related accumulated and unpaid dividend occurred at the beginning of each respective period.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that SailPoint calculates as net income (loss) adjusted to exclude income taxes, net interest expense, depreciation and amortization, purchase accounting adjustments, acquisition and sponsor related costs and stock-based compensation expense.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to attract and retain customers and our ability to deepen our relationships with existing customers; our expectations regarding our customer growth rate; our ability to maintain successful relationships with our channel partners and further develop strategic relationships; our ability to develop or acquire new solutions, improve our platform and solutions and increase the value of and benefits associated with our platform and solutions; our ability to compete successfully against current and future competitors; our plans to further invest in and grow our business, and our ability to effectively manage our growth and associated investments; our ability to adapt and respond to rapidly changing technology, evolving industry standards, changing regulations and changing customer needs; our ability to maintain and enhance our brand or reputation as an industry leader and innovator; our ability to hire, retain, train and motivate our senior management team and key employees; our ability to successfully enter new markets and manage our international expansion; adverse economic conditions in the United States, Europe or the global economy; significant changes in the contracting or fiscal policies of the public sector; actual or perceived failures by us to comply with privacy policy or legal or regulatory requirements; our ability to maintain third-party licensed software in or with our solutions; and our ability to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the final prospectus for our initial public offering, dated November 16, 2017, and could cause actual results to vary from expectations.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint

SailPoint, the leader in enterprise identity governance, brings the Power of Identity to customers around the world. SailPoint’s open identity platform gives organizations the power to enter new markets, scale their workforces, embrace new technologies, innovate faster and compete on a global basis. As both an industry pioneer and market leader in identity governance, SailPoint delivers security, operational efficiency and compliance to enterprises with complex IT environments. SailPoint’s customers are among the world’s largest companies in a wide range of industries, including: 6 of the top 15 banks, 4 of the top 6 healthcare insurance and managed care providers, 8 of the top 15 property and casualty insurance providers, 5 of the top 15 pharmaceutical companies, and 11 of the largest 15 federal agencies.

More information on SailPoint is available at: www.sailpoint.com.

Investor Relations:

Staci Mortenson

ICR

investor@sailpoint.com

512-664-8916

Media Relations:

Jessica Sutera

Jessica.Sutera@sailpoint.com

978-278-5411

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands, except share data)
Revenue
Licenses	$36,657	$22,232	$79,209	$54,395
Subscription	21,225	14,081	71,007	49,364
Services and other	9,886	8,035	35,840	28,653

Total revenue	67,768	44,348	186,056	132,412
Cost of revenue
Licenses (1)	1,260	1,106	4,561	4,278
Subscription (1)(2)	4,873	3,474	16,406	13,051
Services and other (2)	6,549	5,363	23,623	19,709

Total cost of revenue	12,682	9,943	44,590	37,038

Gross profit	55,086	34,405	141,466	95,374
Operating expenses
Research and development (1)(2)	9,995	6,635	33,331	24,358
General and administrative (1)(2)	6,790	2,447	17,678	9,680
Sales and marketing (1)(2)	27,781	16,901	80,514	58,607

Total operating expenses	44,566	25,983	131,523	92,645

Income from operations	10,520	8,422	9,943	2,729
Other expense, net:
Interest expense, net	(5,704)	(2,830)	(14,783)	(7,277)
Other, net	(203)	(214)	(459)	(610)

Total other expense, net	(5,907)	(3,044)	(15,242)	(7,887)

Income (loss) before income taxes	4,613	5,378	(5,299)	(5,158)
Income tax benefit (expense)	769	(2,072)	(2,293)	1,985

Net income (loss)	$5,382	$3,306	$(7,592)	$(3,173)

Net income (loss) available to common shareholders (3)	$2,175	$(2,818)	$(28,721)	$(26,791)

Net income (loss) per common share
Basic	$0.03	$(0.06)	$(0.55)	$(0.58)

Diluted	$0.03	$(0.06)	$(0.55)	$(0.58)

Weighted average shares outstanding
Basic	65,870,258	46,268,499	52,339,804	45,933,218

Diluted	69,166,069	46,268,499	52,339,804	45,933,218

(1)	Includes amortization of acquired intangibles as follows:

	Three Months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
	(In thousands)
Cost of revenue—license	$1,008	$1,008	$4,032	$4,032
Cost of revenue—subscription	96	96	384	384
Research and development	34	54	149	162
General and administrative	—	2	—	100
Sales and marketing	1,068	1,069	4,276	4,414

Total amortization expense	$2,206	$2,229	$8,841	$9,092

(2)	Includes stock-based compensation expense as follows:

	Three Months ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Cost of revenue—subscription	$100	$14	$133	$34
Cost of revenue—services and other	399	26	458	63
Research and development	551	50	658	118
General and administrative	1,964	36	2,062	96
Sales and marketing	956	112	1,203	257

Total stock-based compensation expense	$3,970	$238	$4,514	$568

(3)	Net income (loss) available to common shareholders is calculated by subtracting the accretion of undeclared and unpaid dividends on redeemable convertible preferred stock from net income (loss).

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2017	2016
	(In thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$116,049	$18,214
Restricted cash	78	58
Accounts receivable	72,907	48,791
Prepayments and other current assets	10,013	7,694

Total current assets	199,047	74,757
Property and equipment, net	3,018	1,855
Deferred tax asset—non-current	264	428
Other non-current assets	3,542	980
Goodwill	219,377	219,377
Intangible assets, net	81,185	90,013

Total assets	$506,433	$387,410

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$2,231	$787
Accrued expenses and other liabilities	22,636	13,105
Income taxes payable	1,688	818
Deferred revenue	73,671	49,850

Total current liabilities	100,226	64,560
Deferred tax liability—non-current	—	95
Long-term debt	68,329	107,344
Other long-term liabilities	27	54
Deferred revenue non-current	9,454	5,254

Total liabilities	178,036	177,307
Commitments and contingencies
Redeemable convertible preferred stock authorized: no shares at December 31, 2017 and 500,000 shares at December 31, 2016. Preferred, $0.0001 par value, issued and outstanding no shares at December 31, 2017 and 223,987 shares at December 31, 2016	—	223,987
Stockholders’ equity (deficit)
Common stock, $0.0001 par value, authorized 300,000,000 shares at December 31, 2017 and 59,500,000 shares at December 31, 2016, issued and outstanding 89,948,126 shares at December 31, 2017 and 46,397,369 shares at December 31, 2016	8	5
Preferred stock, $0.0001 par value, authorized 10,000,000 shares at December 2017 and no shares authorized at December 31, 2016, no shares issued and outstanding at December 31, 2017 and December 31, 2016.	—	—
Additional paid-in capital	353,609	3,739
Accumulated deficit	(25,220)	(17,628)

Total stockholders’ equity (deficit)	328,397	(13,884)

Total redeemable convertible preferred stock and stockholders’ equity (deficit)	328,397	210,103

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$506,433	$387,410

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2017	2016
	(In thousands)
Operating activities
Net loss	$(7,592)	$(3,173)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	10,220	9,982
Amortization of loan origination fees	746	749
(Loss) gain on disposal of fixed assets	(20)	5
Loss on modification and partial extinguishment of debt	1,702	—
Stock-based compensation expense	4,514	568
Deferred taxes	69	(2,537)
Changes in operating assets and liabilities:
Accounts receivable	(24,116)	(17,245)
Prepayments and other current assets	(2,174)	(2,779)
Other non-current assets	(2,453)	(857)
Accounts payable	1,443	(262)
Accrued expenses and other liabilities	10,882	1,712
Income taxes payable	614	161
Deferred revenue	28,021	20,216

Net cash provided by operating activities	21,856	6,540

Investing activities
Purchase of property and equipment	(2,711)	(1,263)
Proceeds from sale of property and equipment	190	8

Net cash used in investing activities	(2,521)	(1,255)

Financing activities
Repayments of line of credit	—	(10,000)
Proceeds from term loan	50,000	115,000
Repayments of term loan	(90,000)	(105,000)
Prepayment penalty and fees	(1,390)	—
Dividend payments	(50,387)	—
Debt issuance costs	(1,384)	(3,083)
Proceeds from issuance of equity	171,980	1,329
Purchase of equity shares	(658)	(226)
Exercise of stock options	359	18

Net cash provided by (used in) financing activities	78,520	(1,962)

Increase in cash	97,855	3,323
Cash, cash equivalent and restricted cash, beginning of period	18,272	14,949

Cash, cash equivalent and restricted cash, end of period	$116,127	$18,272

RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
	(In thousands)
Income from operations	$10,520	$8,422	$9,943	$2,729
Add back:
Stock-based compensation expense	3,970	238	4,514	568
Amortization of acquired intangibles	2,206	2,229	8,841	9,092

Non-GAAP income from operations	$16,696	$10,889	$23,298	$12,389

RECONCILIATION OF NON-GAAP NET INCOME (LOSS):

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
	(In thousands, except share data)
Net income (loss) on a GAAP basis	$5,382	$3,306	$(7,592)	$(3,173)
Add back:
Stock-based compensation expense	3,970	238	4,514	568
Amortization of acquired intangibles	2,206	2,229	8,841	9,092
Amortization of debt issuance costs (1)	1,903	156	2,448	749
Expense related to call protection on early payment of debt	1,350	—	1,350	—
GAAP income tax (benefit) expense	(769)	2,071	2,293	(1,985)
Less:
Cash income taxes paid	973	67	1,612	406

Non-GAAP net income	$13,069	$7,933	$10,242	$4,845

Non-GAAP net income per common share
Basic	$0.17	$0.11	$0.14	$0.07

Diluted	$0.17	$0.11	$0.13	$0.07

Non-GAAP weighted average number of common shares outstanding
Basic	75,571,299	66,070,317	72,302,025	66,293,050
Diluted	78,867,111	70,611,923	76,079,258	71,224,810

(1)	The three months and year ended December 31, 2017 include $1.7 million in loss on modification and partial extinguishment of debt.

RECONCILIATION OF NON-GAAP WEIGHTED-AVERAGE OUTSTANDING COMMON SHARES

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Weighted average shares used to compute net loss per share available to common shareholders, basic and diluted, on a GAAP basis	65,870,258	46,268,499	52,339,804	45,933,218
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	9,701,041	19,801,818	19,962,221	20,359,832

Non-GAAP weighted average outstanding common shares
Basic	75,571,299	66,070,317	72,302,025	66,293,050
Dilutive effect of participating securities	3,295,812	4,541,606	3,777,233	4,931,760

Diluted	78,867,111	70,611,923	76,079,258	71,224,810

RECONCILIATION OF ADJUSTED EBITDA

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
	(In thousands)
Net income (loss)	$5,382	$3,306	$(7,592)	$(3,173)
Stock-based compensation	3,970	238	4,514	568
Amortization of acquired intangibles	2,206	2,229	8,841	9,092
Depreciation	444	243	1,379	890
Purchase price accounting adjustment	15	290	141	1,373
Acquisition and sponsor related costs	164	290	1,142	1,093
Interest expense	5,704	2,830	14,783	7,277
Income tax (benefit) expense	(769)	2,072	2,293	(1,985)

Adjusted EBITDA	$17,116	$11,498	$25,501	$15,135